UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 24, 2014
PRIMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.
(b)    Departure of Directors or Certain Officers
On January 26, 2014, the Board of Directors of Primerica, Inc. (“Primerica”) received notice of the resignation of Mr. Daniel Zilberman from the Board of Directors, effective immediately. Mr. Zilberman indicated that he chose to resign because his recent relocation to the United Kingdom would make it very difficult for him to participate in meetings of the Board of Directors. Mr. Zilberman has served as a director since Primerica’s initial public offering in April 2010. He is a Partner of Warburg Pincus & Co. and a Managing Director of the private equity firm Warburg Pincus LLC (“Warburg Pincus”), and he was initially designated by Warburg Pincus to be one of Primerica’s directors pursuant to its rights under the Securities Purchase Agreement between Primerica and certain equity funds managed by Warburg Pincus dated as of February 8, 2010. In June 2013, Warburg Pincus disposed of its ownership interest in Primerica.
(d)    Election of Directors
On January 24, 2014, the Board of Directors elected Cynthia N. Day as a member of the Board of Directors of Primerica for a term expiring at Primerica’s 2015 annual meeting of stockholders. Ms. Day has been appointed to the Corporate Governance Committee of the Board of Directors.
Ms. Day, age 48, has been the President and Chief Executive Officer of Citizens Bancshares Corporation and Citizens Trust Bank since February 2012. She served as Chief Operating Officer and Senior Executive Vice President of Citizens Trust Bank from February 2003 to January 2012 and served as its acting President and Chief Executive Officer from January 2012 to February 2012. She previously served as the Executive Vice President and Chief Operating Officer and in other capacities at Citizens Federal Savings Bank of Birmingham from 1993 until its acquisition by Citizens Trust Bank in 2003. Before joining Citizens Trust Bank, she served as an audit manager for KPMG. Ms. Day currently serves on the board of directors of Aaron’s, Inc., Citizens Bancshares Corporation and Citizens Trust Bank. Ms. Day also serves as a member of the Board of Directors of the National Banker’s Association, and the Atlanta Business League. She is a member of the Georgia Society of CPAs, and a member of the Rotary Club of Atlanta. Ms. Day graduated with a B.S. degree from the University of Alabama.
In connection with her election, Ms. Day was awarded 1,695 restricted stock units (“RSUs”) of Primerica under Primerica’s Omnibus Incentive Plan, which RSUs vest on January 24, 2015 and will be delivered to Ms. Day upon her departure from the Board. Ms. Day also will be entitled to receive the director compensation described in Primerica’s definitive Proxy Statement dated April 5, 2013. In addition, Primerica has entered into an indemnification agreement with Ms. Day pursuant to which Primerica is required to indemnify her against certain liabilities which may arise by reason of her status or service as a director and to advance to her expenses, subject to reimbursement if it is determined that she is not entitled to indemnification. The form of such indemnification agreement has been filed as an exhibit to Primerica’s Annual Report on Form 10-K for the year ended December 31, 2010.
A copy of a press release dated January 27, 2014 announcing Ms. Day's election to the Board of Directors is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press Release dated January 27, 2014 - Primerica's Board of Directors Elects Cynthia N. Day as a Board Member

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2014		PRIMERICA, INC.

	By:	/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 27, 2014 - Primerica's Board of Directors Elects Cynthia N. Day as a Board Member